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                        AMERICAN MUTUAL LIFE INSURANCE COMPANY


                              SUPPLEMENTAL PENSION PLAN













                  AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994






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                        AMERICAN MUTUAL LIFE INSURANCE COMPANY

                              SUPPLEMENTAL PENSION PLAN


    Heretofore, American Mutual Life Insurance Company (the "Employer") has maintained the American Mutual Life Insurance Company Supplemental Pension Plan (the "Supplemental Plan" or simply "Plan"), as a nonqualified plan of deferred compensation, to supplement the benefits provided under the American Mutual Life Insurance Company Employee's Pension Plan and Trust Agreement (the "Basic Pension Plan"). With the reduction of the compensation limit under Code section 401(a)(17) to $150,000, the Employer wishes to expand the scope of the Plan to encompass benefits limited under the American Mutual Life Insurance Company Employee's Savings Plus Plan and Trust Agreement (the "Basic 401(k) Plan") and under the American Mutual Life Insurance Company Employee's Progress Sharing Plan and Trust Agreement (the "Basic Profit-Sharing Plan"). The three qualified plans may be referred to collectively as the "Basic Plans".

    The rights and benefits of any employee who terminated employment prior to January 1, 1994, shall be determined under the provisions of the Plan in force at the time of termination. Those employees who were participants in the Plan immediately prior to January 1, 1994, and who have continued their employment with the Employer shall continue as participants in this amended and restated Plan.

    The Employer hereby amends and restates the Plan, effective as of January 1, 1994, to consist of the following two separate and distinct component plans:

    (a) an unfunded excess benefit plan, as that term is defined in sections 3(36) and 4(b)(5) of the Employee Retirement Income Security Act of 1974 (the "Excess Plan"); and

    (b) an unfunded supplemental executive retirement plan which is maintained primarily for the purpose of providing additional deferred compensation for a select group of management and highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (the "Executive Retirement Plan").


                           ARTICLE 1:  PURPOSE OF THE PLAN


    The Employer intends and desires by the adoption of this Plan to recognize the value to the Employer of past and present services of employees covered by the Basic Plans and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The establishment of this Plan is made necessary by certain benefit limitations which are imposed on the Basic Plans by the Employee Retirement Income Security Act of 1974 ("ERISA"), by sections 415 and 401(a)(17) of the Code, and more recently by section 401(a)(4) of the Code.


                     ARTICLE 2:  INCORPORATION OF THE BASIC PLANS


    The Basic Plans, with any amendments thereto to the date of adoption of this amended and restated Plan, are hereby incorporated by reference into and shall form a part of this Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plans by the Employer also shall be incorporated by reference into and form a part of this Plan, effective as of the effective date of such amendment. The Basic Plans, whenever referred to in this Plan, shall mean the Basic Plans, as amended, as they may exist as of the date any determination is made of benefits payable under this Plan. All terms used in this Plan shall have the meanings assigned to them under the provisions of the Basic Plans unless otherwise qualified by the context.


                              ARTICLE 3:  ADMINISTRATION


    This Plan shall be administered by the Committee under the Basic Plans, which shall administer it in a manner consistent with the administration of the Basic Plans, as from time to time amended and in effect, except that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code. The Committee shall have full power and authority to interpret, construe and administer this Plan, and the Committee's interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful misconduct or lack of good faith. A Committee member shall not participate in any action or determination regarding his own benefits hereunder.

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                               ARTICLE 4:  ELIGIBILITY


    The following Employees are eligible to participate in the Plan:

    (a) Employees who are participating in the Basic Pension Plan and whose pension or pension-related benefits under the Basic Pension Plan are limited pursuant to section 415 of the Code shall be eligible to participate under the Excess Plan. In no event shall an Employee who is not entitled to benefits under the Basic Pension Plan be eligible for a benefit under the Excess Plan.

    (b) Employees designated by the Board of Directors of the Employer, who form "a select group of management or highly compensated employees" (within the meaning of Title I of ERISA), who are participating in the Basic Plans and whose benefits under the Basic Plans are limited pursuant to section 401(a)(17) of the Code, shall be eligible to participate under the Executive Retirement Plan. In no event shall an Employee who is not entitled to benefits under the Basic Plans be eligible for a benefit under the Executive Retirement Plan.

    (c) Employees who (1) are elected officers of the Employer, and (2) had attained age 55 and earned at least ten (10) years of Credited Service for Vesting Purposes under the Basic Pension Plan as of January 1, 1991, shall be eligible to participate under the Executive Retirement Plan. The benefit payable to such an Employee or his Beneficiary or Beneficiaries under the Executive Retirement Plan shall be the amount determined under Article 6, paragraph (a) of the Plan, calculated as though the Employee were entitled to an annual Normal Retirement Benefit under the Basic Pension Plan of not less than two percent (2%) of Plan Compensation multiplied by years of Credited Service for Benefit Accrual Purposes, to a maximum of thirty (30) years.


                      ARTICLE 5:  AMOUNT OF EXCESS PLAN BENEFIT


    The benefit payable to an eligible Employee or his beneficiary or beneficiaries under the Excess Plan shall be the actuarial equivalent of the excess, if any, of:

    (a) the benefit which would have been payable to such Employee or on his behalf to his Beneficiary or Eligible Spouse, as the case may be, under the Basic Pension Plan if the provisions of the Basic Pension Plan were administered without regard to the maximum amount of retirement income limitations of section 415 of the Code, over

    (b) the benefit which is in fact payable to such Employee or on his behalf to his Beneficiary or Eligible Spouse under the Basic Pension Plan.

    Benefits payable under the Excess Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under the Excess Plan and the Basic Pension Plan the total amount which would have been payable to that recipient solely under the Basic Pension Plan had section 415 of the Code not been applicable thereto.


               ARTICLE 6:  AMOUNT OF EXECUTIVE RETIREMENT PLAN BENEFITS


    The benefits payable to an eligible Employee or his beneficiary or beneficiaries under the Executive Retirement Plan shall be (a), (b) and (c) described below:

    (a)  The actuarial equivalent of the excess, if any, of:

         (1) the benefit which would have been payable to such Employee or on his behalf to his Beneficiary or Eligible Spouse, as the case may be, under the Basic Pension Plan if the provisions of the Basic Pension Plan were administered without regard to either the maximum amount of retirement income limitations of section 415 of the Code or the maximum compensation limitation of section 401(a)(17) of the Code,

    over the sum of

         (2) the benefit which is in fact payable to such Employee or on his behalf to his Beneficiary or Eligible Spouse under the Basic Pension Plan, and

         (3) the amount of the Excess Plan benefit, if any, which is in fact payable to such Employee or on his behalf to his Beneficiary or Eligible Spouse under Article 5 of the Plan.

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    Benefits payable under this paragraph (a) of the Executive Retirement Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under the Excess Plan, the Executive Retirement Plan and the Basic Pension Plan the total amount which would have been payable to that recipient solely under the Basic Pension Plan had neither section 415 nor section 401(a)(17) of the Code been applicable thereto and had the grandfathering under Section 4.01 of the Basic Pension Plan not been restricted to Nonexecutive Participants.

    (b)  The excess, if any, of:

         (1) The benefit which would have been payable to such Employee or on his behalf to his Beneficiary, as the case may be, under the Basic 401(k) Plan if the provisions of the Basic 401(k) Plan were administered without regard to the maximum compensation limitation of section 401(a)(17) of the Code, over

         (2) the benefit which is in fact payable to such Employee or on his behalf to his Beneficiary under the Basic 401(k) Plan.

    (c)  The excess, if any, of:

         (1) the benefit which would have been payable to such Employee or on his behalf to his Beneficiary, as the case may be, under the Basic Profit-Sharing Plan if the provisions of the Basic Profit-Sharing Plan were administered without regard to the maximum compensation limitation of section 401(a)(17) of the Code, over

         (2) the benefit which is in fact payable to such Employee or on his behalf to his Beneficiary under the Basic Profit-Sharing Plan.


                           ARTICLE 7:  PAYMENT OF BENEFITS


    The benefit payable to an Employee under Article 5 and paragraph (a) of
Article 6 shall be payable in accordance with paragraphs (a) through (t) hereunder. The benefit payable to an Employee under paragraph (b) of Article 6 is payable in accordance with paragraph (u). A benefit payable in accordance with paragraph (c) of Article 6 is payable in accordance with paragraph (v).

    (a) An Employee whose employment terminates upon attainment of his Normal Retirement Age, as described in the Basic Pension Plan, shall be entitled to an annual benefit commencing on his Normal Retirement Date (as that term is defined in the Basic Pension Plan) which shall be payable in monthly amounts of one-twelfth of the annual amount. Such monthly amount shall be payable for life with ten (10) years guaranteed.

    (b) An Employee whose employment terminates after his Normal Retirement Date shall be entitled to a benefit commencing on his Late Retirement Date (as that term is defined in the Basic Pension Plan) in the form described in paragraph (a).

    (c) An Employee whose employment terminates on his Early Retirement Date (as that term is defined in the Basic Pension Plan) shall be entitled to a deferred benefit commencing on his Normal Retirement Date. Such monthly amount shall be payable for life with ten (10) years guaranteed.

    (d) Benefit payments may begin earlier than the Normal Retirement Date at the request of the Employee. Such monthly amount shall be payable for life with ten (10) years guaranteed.

    (e) Upon the termination of an Employee's employment for any reason other than Early, Normal, or Late Retirement or death, the Employee shall be entitled to receive a deferred vested benefit equal to the vested percentage of his accrued benefit. Such Employee shall be 100% vested after completion of five
(5) years of Credited Service for Vesting Purposes.

    Upon attainment of the Normal Retirement Age, an active Employee automatically shall become 100% vested.

    Benefit payments shall commence on an Employee's Normal Retirement Date and shall be paid monthly for life with ten (10) years guaranteed. However, an Employee who separates from service after completing fifteen (15) or more years of Credited Service for Vesting Purposes but before satisfying the age requirement for early retirement shall be eligible to receive benefit payments commencing before his Normal Retirement Date upon satisfying the age requirement for early retirement and after filing the required forms within the ninety (90) day period before the date benefit payments are to begin.

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    (f)  At the sole discretion of the Committee, the Plan may make a distribution of the actuarial equivalent of the benefit of an Employee in an amount up to $3,500. Such distribution may be made only on account of termination of participation in the Plan.

    (g) Benefit for Eligible Spouse of an Employee Who Dies in Service (i) While Eligible to Retire, or (ii) After 15 Years of Service Before Eligible to Retire, or (iii) After Vesting and Before 15 Years of Service. If (i) an active Employee who would be entitled to a deferred vested benefit if he separated from service dies, or (ii) an Employee on Leave of Absence due to Disability dies after having accumulated at least 5 years of Credited Service for Vesting Purposes, and if such Employee in case (i) or (ii) is survived by an Eligible Spouse, such Eligible Spouse shall be entitled to the preretirement Eligible Spouse death benefit as described in (1) or (2), below, whichever applies:

         (1) The monthly benefit payable to the Eligible Spouse shall be the benefit which would have been payable under one of the following circumstances which applies:

              (A) If the Employee dies after becoming eligible for benefits under paragraphs (a)-(d), the monthly benefit which would have been payable if the Employee had retired on the day before his death with a 66 2/3% joint and survivor annuity form of payment in effect, as described below;

              (B) If the Employee dies before becoming eligible for early retirement benefits but after completing at least fifteen (15) years of Credited Service for Benefit Accrual Purposes, the monthly benefit which would have been payable if the Employee had terminated employment on the date of death, survived to his fifty-fifth (55th) birthday, retired with an immediate 66 2/3% joint and survivor annuity form of payment in effect, as described below, and died on the following day; or

              (C) If the Employee dies before becoming eligible for normal retirement benefits and before completing at least fifteen (15) years of Credited Service for Benefit Accrual Purposes, the monthly benefit which would have been payable if the Employee had terminated employment on the date of death, survived to the Normal Retirement Age, retired with an immediate 66 2/3% joint and survivor annuity form of payment in effect, as described below, and died on the following day.

    A benefit payable under subparagraph (1)(A) above, shall commence on the first day of the next month following the death of the Employee and shall continue for the Eligible Spouse's lifetime. A benefit payable under subparagraph (1)(B) above, shall commence as of the first day of the next month following the date on which the Employee would have become eligible for early retirement had such Employee lived. A benefit payable under subparagraph (1)(C) above, shall commence as of the first day of the next month following the date on which the Employee would have attained the Normal Retirement Date, had such Employee lived. Notwithstanding the foregoing, no benefit payable under this paragraph (g) which has an actuarially equivalent single sum value greater than $3,500 shall commence earlier than the date on which the Employee would have attained the Normal Retirement Date, had such Employee lived, unless the Eligible Spouse consents in writing to earlier commencement.

         (2) Notwithstanding the applicability of subparagraph (g)(1), the Eligible Spouse may elect to receive a benefit of 40% of the Employee's benefit as of his date of death. Benefit payments shall be in the form of a monthly annuity which shall commence on the first day of the next month following the death of the Employee and shall continue for the Eligible Spouse's lifetime. However, if the Eligible Spouse is more than three (3) years younger than the deceased Employee, the amount of the death benefit shall be reduced by 1/10th of 1% for each month by which the Eligible Spouse is more than thirty-six (36) months younger than the Employee.

    Within three months after the death of the Employee, the Eligible Spouse shall elect in writing on the form provided by the Committee one of the benefits described in subparagraphs (g)(1) or (g)(2). If the election is not made within this three-month period, the Eligible Spouse shall be deemed to have elected the benefit described in subparagraph (g)(1). The Committee may extend the election period for up to three additional months if the Eligible Spouse is incapacitated to the degree that an election cannot be made or because the Committee cannot locate the Eligible Spouse.

    (h)  Benefit for a Beneficiary of an Employee Without an Eligible Spouse
Who Dies in Service (i) While Eligible to Retire or (ii) After Completion of 5 Years Credited Service for Vesting Purposes. If (i) an active Employee, who would be entitled to a benefit if he separated from service, dies or (ii) an Employee on leave of absence due to disability dies after having accumulated at least 5 years of Credited Service for Vesting Purposes, and in either case (i) or case (ii) the Employee is not survived by an Eligible Spouse, the Beneficiary of such Employee shall be entitled to the preretirement death benefit as described in this subparagraph (h).

    The amount of such preretirement death benefit payable to the Beneficiary of an Employee shall be equal to 40% of the Employee's accrued benefit as of the date of death. Benefit payments shall be in the form of a monthly annuity which shall commence on the first day of the next month following the death of the Employee and shall continue for a period of ten (10) years.

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    Notwithstanding the above, if the Employee dies after becoming eligible for early retirement, the monthly benefit payable to the Beneficiary shall not be less than 100% of the normal form of benefit which would have been payable if the Employee had retired on the day before death.

    (i)  Death Benefit to Eligible Spouse of a Terminated Vested Employee Who
Is Not Eligible for Early Retirement at Termination of Employment and Who Dies After Termination of Employment. If an Employee terminates employment before becoming eligible for an early retirement benefit and such Employee has a deferred vested benefit, and dies prior to commencement of benefit payments, the death benefit payable to the Eligible Spouse shall be as described in (1) or
(2), below, whichever applies:

         (1) The monthly benefit payable to the Eligible Spouse shall be the benefit which would have been payable under one of the following circumstances, as the case may be:

              (A) If the Employee dies after completing at least fifteen (15) years of Credited Service for Benefit Accrual Purposes but before age 55, the monthly benefit which would have been payable if the Employee had survived to his fifty-fifth (55th) birthday, retired with an immediate 66 2/3% joint and survivor annuity form of payment in effect, as described below, and died on the following day;

              (B) If the Employee dies after completing at least fifteen (15) years of Credited Service for Benefit Accrual Purposes but at or after age 55, the monthly benefit which would have been payable if the Employee had retired on the date of his death with an immediate 66 2/3% joint and survivor annuity form of payment in effect, as described below, and died immediately after retirement; or

              (C) If the Employee had not completed at least fifteen (15) years of Credited Service for Benefit Accrual Purposes, the monthly benefit which would have been payable if the Employee had survived to the Normal Retirement Age, retired with an immediate 66 2/3% joint and survivor annuity form of payment in effect, as described below, and died on the following day.

    A benefit payable under subparagraph (1)(A) above, shall commence as of the first day of the next month following the date on which the Employee would have attained the Early Retirement Date, had such Employee lived. A benefit payable under subparagraph (1)(B) above, shall commence as of the first day of the next month following the date of the Employee's death. A benefit payable under subparagraph (1)(C) above, shall commence as of the first day of the next month following the date on which the Employee would have attained his Normal Retirement Date, had such Employee lived.

    Notwithstanding the foregoing, no benefit payable under this subparagraph
(i) which has an actuarially equivalent single sum value greater than $3,500 shall commence earlier than the date on which the Employee would have attained the Normal Retirement Date, had he lived, unless the Eligible Spouse consents in writing to earlier commencement.

         (2) Notwithstanding subparagraph (i)(1) above, the Eligible Spouse may elect, to receive a benefit of 40% of the Employee's Accrued benefit as of his date of death. Benefit payments shall be in the form of a monthly annuity which shall commence on the first day of the next month following the death of the Employee and shall continue for a period of ten (10) years.

    Within three months of the death of the Employee, the Eligible Spouse shall elect in writing on the form provided by the Committee one of the benefits described in subparagraphs (i)(1) and (2) above. If the election is not made within this three-month period, the Eligible Spouse shall be deemed to have elected the benefit described in subparagraph (i)(1). The Committee may extend the election period for up to three additional months if the Eligible Spouse is incapacitated to the degree that an election cannot be made or because the Committee cannot locate the Eligible Spouse.

    (j) Death Benefit to Beneficiary of a Terminated Vested Employee Who Does Not Have an Eligible Spouse, Who Is Not Eligible for Early Retirement at Termination of Employment, and Who Dies After Termination of Employment. If an Employee terminates employment before becoming eligible for an early retirement benefit and such Employee is entitled to a benefit, and dies prior to commencement of Benefit payments, the death benefit described in this paragraph
(j) shall be payable to the Beneficiary. Such benefit shall be equal to 40% of the Employee's benefit as of his date of termination. Benefit payments shall be in the form of a monthly annuity which shall commence on the first day of the month following the death of the Employee and shall continue for a period of ten
(10) years.

    (k) Benefit to Eligible Spouse or Beneficiary of an Employee Who Terminates Service After Becoming Eligible to Retire, Does Not Commence Benefits at That Time, and Dies Before Benefits Commence. If an Employee terminates employment after becoming eligible for benefits under subparagraphs (a) - (d) and dies prior to the commencement of monthly benefit payments, and is survived by an Eligible Spouse, such Eligible Spouse may elect to receive a monthly benefit equal to (1) or (2), below:


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         (1)  A monthly life income equal to the survivor portion of the 66
2/3% joint and survivor annuity described below, which would have been payable if the Employee had elected, immediately prior to his death, to have benefits commence under this annuity option; or

         (2) A monthly income for ten (10) years, equal to the monthly benefit which would have been payable if the Employee had elected, immediately prior to his death, to have benefits commence as a monthly benefit payable for his lifetime with payments guaranteed for ten (10) years.

    The benefit described above shall commence on the first day of the next month following the death of the Employee and shall continue for the Eligible Spouse's lifetime if (1) is payable, or for a period of ten (10) years if (2) is payable.

    Notwithstanding the foregoing, no benefit payable under this subparagraph
(j) which has an actuarially equivalent single sum value greater than $3,500 shall commence earlier than the date on which the Employee would have attained the Normal Retirement Date, had he lived, unless the Eligible Spouse consents in writing to earlier commencement.

    Within three months of the death of the Employee, the Eligible Spouse shall elect in writing on the form provided by the Committee one of the benefits described in subparagraphs (k)(1) or (2) above. If the election is not made within this three-month period, the Eligible Spouse shall be deemed to have elected the benefit described in subparagraph (k)(1). The Committee may extend the election period for up to three additional months if the Eligible Spouse is incapacitated to the degree that an election cannot be made or because the Committee cannot locate the Eligible Spouse.

    If such Employee is not survived by an Eligible Spouse, the Beneficiary shall be entitled to a benefit in the amount and form described in subparagraph
(2) above.

    (l)  If the death benefit as determined in paragraphs (g), (h), (i), (j) or
(k) above has a single sum value of $3,500 or less, the actuarial equivalent of the benefit automatically shall be paid in the form of a single sum to the deceased Employee's Eligible Spouse or Beneficiary, as the case may be. No single sum payment shall be paid to a surviving Eligible Spouse after monthly benefit payments have commenced, unless the surviving Eligible Spouse consents in writing to receive such single sum payment in the form and manner described in paragraph (o).

    (m) The normal form of benefit payment for an Employee who is not married to an Eligible Spouse on the date his benefit payments commence shall be a monthly benefit payable for his lifetime with payments guaranteed for ten (10) years. benefits under such form of payment shall commence on the applicable date specified in subparagraphs (a) through (e) and shall terminate the later of after ten (10) years of monthly payments or with the last monthly benefit payment before the Employee's death.

    The normal form of benefit payment for an Employee who is married to an Eligible Spouse on the date his benefit payments commence shall be a qualified 50% joint and survivor annuity. The reduced monthly benefit payable to an Employee under a 50% joint and survivor annuity shall be actuarially equivalent to the monthly benefit which otherwise would be payable for his lifetime with payments guaranteed for ten (10) years. Benefit payments to the Employee shall commence on the applicable date specified in paragraphs (a) through (e) and shall continue until the last monthly benefit payment before his death. Upon the Employee's death, his Eligible Spouse (if living) shall be entitled to receive a monthly benefit during her lifetime equal to fifty percent (50%) of the monthly benefit which was payable to the Employee before his death. Payments to such Eligible Spouse shall commence with the first monthly benefit payable after the Employee's death and shall terminate with the last monthly benefit payment before her death.

    (n) The normal form of benefit payment as provided in paragraph (m) automatically shall be deemed to have been elected at the time an Employee applies for the benefit to which he is entitled. The effective date of such automatic election shall be the date monthly benefit payments commence.

    (o) No less than thirty (30) days and no more than ninety (90) days before the date monthly benefit payments are to commence, the Committee shall provide an Employee by mail or personal delivery a written explanation (including the relative financial effect) of the normal form of benefit payment, the circumstances in which it automatically shall be deemed to have been elected unless it is revoked, the procedure by which the Employee may revoke the automatic election, a description of eligibility conditions and other material features of the optional forms of payment, additional information explaining the relative values of the optional forms of benefit under the Plan, and an explanation of how further information may be obtained. The Employee shall have sixty (60) days from the time of mailing or personal delivery of his written explanation to request any such additional information. If the Employee makes such a request, the Committee shall provide the additional information within thirty (30) days of the request.

    If the Employee does not request the additional information within the allotted sixty (60) day period, the Committee shall be under no obligation to furnish it in the future.


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    (p)  An Employee may revoke the automatic election of the normal form of payment or designate a Beneficiary other than an Eligible Spouse by notifying the Committee of such revocation in writing and electing an optional form of payment.
    An election to revoke the automatic election of the normal form of payment will be effective only if the spouse of the Employee has consented in writing. The waiver must be witnessed by the Committee or a notary public and it must acknowledge the effect of the alternate election. Such spousal consent is not required if there is no spouse or the spouse cannot be located. The Committee may require such evidence as he deems necessary to establish whether the participant has a spouse or whether the spouse cannot be located.

    A revocation or an alternate election may be made within 90 days prior to the date monthly benefits payments are to commence. Such alternate election may be revoked at anytime during this 90 day period without the spouse's consent and the automatic election of the normal form shall apply.

    (q) Subject to the provisions of subparagraph (p), an Employee may revoke the automatic election of the normal form of payment and elect to receive benefits under an actuarially equivalent optional form of payment. The following optional forms of payment are available.

         (1)  A monthly benefit payable for the lifetime of the Employee;

         (2) A monthly benefit payable for the lifetime of the Employee, with 100%, 66 2/3%, or 50% of such monthly benefit payment continuing after the Employee's death to his Beneficiary until the death of such Beneficiary;

         (3) Other options which are specified by the Committee in a written resolution and which are available to all Employees on a nondiscriminatory basis.

    Benefits under an optional form of payment shall commence on the applicable date specified in suparagraphs (a) through (e) and shall continue for the period specified under the form of payment in effect. The following conditions shall apply to the optional forms of benefit payment in (2) above:

              (A) If the Beneficiary dies before the form of benefit payment becomes effective, then the form of payment shall no longer be applicable.

              (B) If the Beneficiary dies before the Employee and after benefit payments commence, the form of payment shall continue to be effective and the Employee's benefits shall continue to be paid in the same amount as before the death of the Beneficiary.

              (C) The Employee may not change his Beneficiary after benefit payments commence.

    (r) Upon an Employee's request, but not before the Employee receives the notice described in paragraph (o), and makes the revocation described in paragraph (p), the Committee shall provide him with the forms designated for electing an optional form of benefit payment available under paragraph (q). An election may be made, rescinded, or changed by an Employee by executing and submitting the designated forms to the Committee no more than ninety (90) days before benefit payments commence.

    (s) An Employee shall be required to provide the Committee with proof of age or any other information that may be required for determining the amount of benefit payable under the form of payment in effect.

    (t) Eligible Spouse, for purposes of paragraphs (a) through (s) means a spouse who is legally married throughout the one year period prior to the date any benefits are paid hereunder. Beneficiary, for purposes of paragraphs (a) through (s) means the Beneficiary designated under the terms of the Basic Pension Plan.

    (u) The benefit payable to an Employee under paragraph (b) of Article 6 shall be paid in a single sum, sixty (60) days following the Employee's termination of employment, or on any later date the Employee selects, so long as such date is not later than the Employee's 65th birthday. In the event of the death of an Employee prior to his termination of employment, payment of such benefit shall be made to his Beneficiary. "Beneficiary", for this purpose, means the beneficiary designated under the terms of the Basic 401(k) Plan.

    (v) The benefit payable to an Employee under paragraph (c) of Article 6 shall be paid in a single sum, sixty (60) days following the Employee's termination of employment, or on any later date the Employee selects, so long as such date is not later than the Employee's 65th birthday. No benefit is payable under this paragraph (v) unless the Employee is vested in his benefit under the Basic Profit-Sharing Plan. In the event of the death of an Employee prior to his termination of employment, payment of such benefit shall be made to his Beneficiary. "Beneficiary", for this purpose, means the beneficiary designated under the terms of the Basic Profit-Sharing Plan.


                            ARTICLE 8:  EMPLOYEES' RIGHTS


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

    Except as otherwise specifically provided, an Employee's rights under this Plan, including the rights to vested benefits, shall be the same as the rights under the Basic Plans. Benefits payable under this Plan shall be a general, unsecured obligation of the Employer to be paid by the Employer from its own funds, and such payments shall not (a) impose any obligation upon the Trust Funds under said Basic Plans; (b) be paid from the Trust Funds under said Basic Plans; or (c) have any effect whatsoever upon the Basic Plans or the payment of benefits from the Trust Funds under said Basic Plans. No employee or his Beneficiary or Eligible Spouse shall have any title to or beneficial ownership in any assets which the Company may earmark to pay benefits hereunder.


                       ARTICLE 9:  CLAIMS AND APPEAL PROCEDURES


    The purpose of the claims and appeal provisions set forth in this Article is to secure the speedy, inexpensive resolution of all disputes over Plan benefits and rights granted by the Plan. These provisions shall be liberally construed so as to avoid litigation and its attendant expenses.

    Each person who claims entitlement to any right or benefit under the Plan ("claimant") may submit a claim with respect to that benefit or right. All claims shall be submitted in writing to the Committee and shall be accompanied by such information and documentation as the Committee determines is required to make a ruling on the claim. Upon receipt of a claim hereunder, the Committee shall consider the claim and shall render a decision and communicate the same to the claimant. The Committee shall render a decision within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. In the event that the claim is denied in whole or in part, the claimant shall be given notice in writing, which shall set forth the following in a manner reasonably calculated to be understood by the claimant:

    (a)  the specific reason(s) for the denial;

    (b) specific reference to pertinent Plan provisions on which the denial is based;

    (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

    (d)  an explanation of the Plan's appeal procedure.

    The failure of the Committee to render a decision on a claim within the time specified shall be deemed to be a denial of such claim.

    Any claim under this claims procedure must be submitted within 12 months from the earlier of (i) the date on which the claimant learned of facts sufficient to enable him to formulate such claim, or (ii) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable him to formulate such claim.

    When a claim has been or is deemed denied, the claimant (hereinafter referred to as appellant) shall have the right within 60 days after receipt of written notice thereof or the date the claim is deemed denied to file an appeal with the Committee and to go through the appeal procedure herein set forth. All appeals shall be in writing, and shall set forth the reasons why the appellant believes the decision denying his claim is erroneous. The appellant may be represented by counsel, or by other representative authorized in writing by appellant in a manner specified by the Committee, and appellant or his counsel or duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee. The expense of a paid representative shall be borne by the appellant. Within 60 days after such written appeal is received, the Committee shall conduct a full and fair review of the entire claim. The Committee shall render a decision on the appeal in writing not later than 60 days after receipt of the written appeal, unless special circumstances (such as the need to hold a hearing, which shall be determined by the Committee) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a written appeal. If special circumstances require an extension of time for processing, the Committee shall so notify the appellant prior to the commencement of the extension. If the Committee does not render a decision within 60 days (120 days if special circumstances arise), the appeal shall be deemed denied. The decision shall include specific references to provisions of this Plan and of law and shall be written in a manner reasonably calculated to be understood by the appellant.

    The decision of the Committee shall be final and shall be binding upon the appellant, his beneficiaries, heirs, and assigns and all other persons claiming by, through or under him.

    A failure to file a claim and an appeal in the manner and within the time limits set forth herein shall be deemed a failure by the aggrieved party to exhaust his administrative remedies and shall constitute a waiver of the rights or benefits sought to be established under the Plan.

    No legal action to recover Plan benefits or to enforce or to clarify rights under the Plan shall be commenced under section 502(a)(1)(B) of ERISA, or under any other provisions of law, whether or not statutory, unless and until the claimant first shall have exhausted the claims and appeal procedures available to him hereunder in this Article. A claimant must raise all issues and present all theories relating to his claim to the Committee at one time. Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Committee.

    Any suit brought to contest a decision of the Committee shall be filed in a court of competent jurisdiction within 1 year from receipt of written notice of the Committee's final decision or from the date the appeal is deemed denied, and any suit not filed within this 1-year limitation period shall be dismissed by the court. Service of legal process shall be made upon the Plan by service upon the Committee.

    All state law causes of action that arise out of or relate to the Executive Retirement Plan portion of this Plan or to entitlement to rights or benefits under the Executive Retirement Plan portion of the Plan shall be deemed to have been preempted by section 514 of ERISA.

    In any suit contesting a decision of the Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Committee and no evidence may be introduced to modify or contradict the terms of the Plan document.

    The Committee shall have full discretionary authority to interpret and apply the terms of this Plan document and other relevant documents and relevant provisions of law, and deference shall be afforded the Committee's decisions. This grant of authority shall be broadly construed and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals. No finding of fact by the Committee shall be set aside by a court unless the party contesting the finding shall prove by clear and convincing evidence that the finding is arbitrary and capricious. No conclusion of law reached by the Committee shall be reversed by a court unless the party contesting the conclusion shall demonstrate that the Committee is guilty of manifest disregard of law.

    In any suit over Plan benefits or rights, recovery shall be limited to the amount of benefits found due, without interest, or to specific enforcement of rights established under the Plan, and shall not include any other damages whether denominated incidental, special, consequential, collateral, compensatory exemplary, punitive or whatever.

    The Committee may issue, or cause to be issued, from time to time statements to employees, participants, retirees or beneficiaries indicating eligibility, service or other data regarding their Plan benefits. If any such person wishes to challenge the accuracy of such data or of any information issued in response to a request within the terms of sections 105(a) or 209(a)(1) of ERISA, the person shall do so in the manner and within the time limits set forth above in this Article.

    After termination of the Plan, the Committee may direct a final determination of the rights and benefits of some or all persons having an interest in the Plan. The determination with respect to any person may be mailed to that person at his last known address and that person may be given
90 days within which to challenge the determination through the claims and appeal procedures set forth in this Article. The mailing of a copy of a determination to a person at his last known address shall be deemed constructive receipt by that person of a copy of the determination. Any determination not challenged through the claims and appeals procedures shall govern a person's rights under the Plan, and the rights of any person claiming by, through or under him.


                      ARTICLE 10:  AMENDMENT AND DISCONTINUANCE


    The Employer expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. However, if the Employer should amend or discontinue this Plan, the Employer shall be liable for any benefits accrued under this Plan (determined on the basis of each employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action.

    No employee, supervisor, officer, or director of the Employer has authority to alter, vary or modify the terms of the Plan, except in writing. No representation contrary to the terms of the Plan and the formal amendments thereto shallbe binding on the Plan, the Committee, or the Employer.


                       ARTICLE 11:  RESTRICTIONS ON ASSIGNMENT

    The interest of an employee or his Beneficiary or Eligible Spouse may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagement, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Employer or any affiliate of the Employer by the employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.


                           ARTICLE 12:  NATURE OF AGREEMENT


    The adoption of this Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust (other than a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code); legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer, present and future, and no payment shall be made under this Plan unless the Employer is then solvent. This provision shall not require the Company to set aside any funds, but the Employer may set aside such funds if it chooses to do so.


                          ARTICLE 13:  CONTINUED EMPLOYMENT


    Nothing contained herein shall be construed as conferring upon any employee the right to continue in the employ of the Employer in any capacity.


           ARTICLE 14:  BINDING ON EMPLOYER, EMPLOYEES AND THEIR SUCCESSORS


    This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the employee and his heirs, executors, administrators and legal representatives.


                        ARTICLE 15:  PAYMENTS MADE BY MISTAKE


    Notwithstanding anything to the contrary, an eligible Employee is entitled only to those benefits provided by the Plan and promptly shall return any payment made by mistake of fact or law.







                             ARTICLE 16:  LAWS GOVERNING


    This Plan shall be construed in accordance with and governed by the laws of the State of Iowa (but without regard to Iowa's laws on the conflicts of laws), except to the extent that the Executive Retirement Plan is governed by ERISA.


                            ARTICLE 17:  CONTINGENT RIGHTS


    Notwithstanding anything to the contrary, participation in and all benefits accrued under this Plan on or after January 1, 1994, shall be contingent upon the Employee fulfilling the restrictive conditions enumerated below. If an Employee violates any one or more of the restrictive conditions, then no further benefits shall be accrued or paid under this Plan, to or on behalf of the Employee.

    (a) The Employee shall not use for his own benefit, or make any disclosure not authorized by American Mutual of, the Employer's trade secrets and other confidential business information, including but not limited to information about policyholders, policy renewal dates, prospects, business and product development plans, and computer programs. This duty not to use or disclose trade secrets and other confidential business information shall survive any and all other conditions and shall remain in full force and effect until the information sought to be protected no longer is confidential within the meaning of the law of trade secrets.

    (b) Except as otherwise agreed in writing by American Mutual, the Employee shall not compete, directly or indirectly, as an owner, director, officer, employee, or agent of a competitor or otherwise, with American Mutual in any market in which it does any business at any time during the Employee's participation in the Plan.

    (c) If the Employee desires to take employment or to engage in any other activity which may compete with American Mutual, he shall give the Employer 30 days' advance written notice of his proposed activity, by certified mail, return receipt requested. The Employee shall make full disclosure and inform the Employer of all material facts and shall not withhold any material fact. If the Employer does not approve the proposed activity in writing within 30 days of receipt of the Employee's notice, the Employee shall not undertake the activity.

    (d) If an Employee fails to fulfill any condition in this Article 17, he will forfeit all rights to participate in the Plan and to receive benefits accrued under the Plan, on or after January 1, 1994.

    (e) Any dispute over these conditions, including whether an Employer has fulfilled their terms so as to be eligible for benefits under the Plan, shall be resolved administratively through the Plan's claims and appeal procedures. Provided, however, that nothing in this Article 17 shall preclude the Employer from enforcing in a court of law any intellectual property rights it may have under law outside of this Plan.

    (f) Any failure of the Employer to enforce the conditions in this Article 17, in whole or in part, at any given time shall not be deemed a waiver of the Employer's right to enforce them in whole or in part at any subsequent time.

    (g) If any provision of this Article 17 is found by a court of competent jurisdiction to be overly broad, the court shall narrow the provision to an enforceable scope.


IN WITNESS WHEREOF, American Mutual Life Insurance Company, the Employer, has adopted this amended and restated Plan, to be effective January 1, 1994.


AMERICAN MUTUAL LIFE INSURANCE COMPANY, Employer


By    /s/ William R. Engel
    --------------------------------------------------


Its      President
    --------------------------------------------------









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